Exhibit 99.1

Surrozen Reports First Quarter 2025 Financial Results and Provides Business Update

SOUTH SAN FRANCISCO, Calif., May 9, 2025 (GLOBE NEWSWIRE) -- Surrozen, Inc. (“Surrozen” or the “Company”) (Nasdaq: SRZN), a biotechnology company pioneering targeted therapeutics that selectively modulate the Wnt pathway for tissue repair and regeneration, with a focus on severe eye diseases, today announced financial results for the first quarter ended March 31, 2025, and provided a business update.

Business Highlights

Surrozen has pivoted its focus to its ophthalmology pipeline, leveraging its Wnt biology expertise and antibody technologies to develop novel treatments for severe eye diseases, including age-related macular degeneration (AMD) and diabetic retinopathy. The Company discontinued development of SZN-043 for the treatment of severe alcohol-associated hepatitis in the first quarter of 2025 due to insufficient clinical benefit in the Phase 1b trial.

The Company has redirected resources to advance its lead ophthalmology candidates SZN-8141 and SZN-8143 toward clinical studies. SZN-8141 combines Frizzled 4 (Fzd4) agonism with VEGF antagonism, while SZN-8143 adds IL-6 antagonism, offering potential differentiation from existing therapies. Surrozen expects to file an Investigational New Drug (IND) application and commence clinical studies for SZN-8141 in 2026. The Food and Drug Administration clearance of this IND application would trigger funding of the $98.6 million private placement tranche which is expected to fund operations through efficacy, safety and tolerability studies for SZN-8141 and SZN-8143. The Company continues its collaboration with Boehringer Ingelheim on SZN-413 for retinal vascular-associated diseases.

“We are thrilled about the opportunity to advance our novel ophthalmology pipeline which holds significant potential to address unmet needs in serious eye diseases,” said Craig Parker, President and Chief Executive Officer of Surrozen. “The strategic pivot to ophthalmology, supported by our recent $175 million financing, positions us to deliver innovative therapies that could transform patient outcomes in multiple severe and often disabling eye diseases. We remain committed to leveraging our proprietary Wnt pathway technologies to drive meaningful progress toward filing an Investigational New Drug application with the FDA for SZN-8141 while pre-clinically advancing multiple ophthalmology candidates.”

First Quarter 2025 Financial Highlights

- Cash Position: Cash and cash equivalents were $101.6 million as of March 31, 2025, compared to $34.6 million as of December 31, 2024, bolstered by $76.4 million in gross proceeds from the first closing of a $175 million private placement in March 2025.

- Research Service Revenue – Related Party: Research service revenue from a related party was $1.0 million for the quarter, compared to zero for the same period in 2024, driven by the collaboration with TCGFB, Inc. for TGF-β antibodies.

- Operating Expenses:

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Research and Development Expenses: R&D expenses were $6.6 million, compared to $5.2 million for the same period in 2024, reflecting the manufacturing costs of drug product for SZN-043 in January 2025 and increased consulting fees following the prioritization of ophthalmology programs.
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General and Administrative Expenses: G&A expenses were $4.0 million, comparable to $3.9 million for the same period in 2024.

- Other Income and Expenses:

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Interest Income: Interest income was $0.3 million, comparable to $0.4 million for the same period in 2024.
•
Loss on Amendment and Cancellation of Warrants: Loss on amendment and cancellation of warrants was $2.1 million due to the non-cash change in fair value of warrant liabilities as a result of the amendment and cancellation of warrants in March 2025.
•
Loss on Execution of the 2025 PIPE: Loss on execution of the 2025 PIPE was $71.1 million, reflecting the non-cash loss recognized upon the execution of the private placement in March 2025 as the fair value of the tranche liability recognized was greater than the committed proceeds from the first tranche of the private placement.
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Gain on Change in Fair Value of Tranche Liability: Gain on change in fair value of tranche liability was $16.3 million, driven by the non-cash change in fair value of tranche liability.
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Gain on Settlement of Tranche Liability: Gain on settlement of tranche liability was $1.1 million related to the difference in fair value of tranche liability and the fair value of the issued units in excess of proceeds.
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Other Income (Expense), Net: Other income (expense), net was a net other income of $38.0 million, compared to a net other expense of $0.1 million for the same period in 2024. The variance is attributable to a $40.7 million non-cash change in fair value of warrant liabilities for all outstanding warrants, offset by the financing costs of $2.7 million.

- Net Loss: Net loss was $27.0 million, or ($7.43) per share, compared to a net loss of $8.8 million, or ($4.24) per share, for the same period in 2024.

About Surrozen’s Ophthalmology Portfolio
About SZN-8141 for retinal diseases
SZN-8141 combines Frizzled 4 (Fzd4) agonism and Vascular Endothelial Growth Factor (VEGF) antagonism, which has the potential to provide benefits over treatment with single agents for Diabetic Macular Edema (DME) and neovascular Age-Related Macular Degeneration (wet AMD). The current standard of care for diabetic retinopathy (including DME), retinal vein occlusion and wet AMD is intravitreal administration of anti-VEGF monotherapies. In addition, Fzd4 monotherapy has demonstrated proof of concept in DME in clinical trials. We believe SZN-8141 has the potential to treat multiple retinopathy indications and be differentiated from existing therapies. Data generated in preclinical models of retinopathy demonstrated that SZN-8141 stimulated Wnt signaling and induced normal retinal vessel regrowth while suppressing pathological vessel growth.

About SZN-8143 for retinal diseases
SZN-8143 combines Fzd4 agonism, VEGF antagonism, and interleukin-6 (IL-6) antagonism which may have benefits over single agents for treatment of DME/wet AMD/uveitic macular edema (UME). The current standard of care for diabetic retinopathy (including DME), retinal vein occlusion and wet AMD is intravitreal administration of anti-VEGF monotherapies. In addition, Fzd4 monotherapy has demonstrated proof of concept in clinical trials for retinal disease. We believe SZN-8143 has the potential to treat multiple retinopathy indications and be differentiated from existing therapies. Data generated in preclinical models of retinopathy demonstrated that SZN-8143 stimulated Wnt signaling and induced normal retinal vessel regrowth while suppressing pathological vessel growth.

About SZN-413 for Retinal Diseases
SZN-413 is a bi-specific antibody targeting Fzd4-mediated Wnt signaling designed using Surrozen’s SWAP™ technology. It is currently being developed for the treatment of retinal vascular-associated diseases. Data generated by Surrozen with SZN-413 in preclinical models of retinopathy demonstrated that SZN-413 could potently stimulate Wnt signaling in the eye, induce normal retinal vessel regrowth, suppress pathological vessel growth and reduce vascular leakage. This novel approach could thus potentially allow for regeneration of healthy eye tissue, not only halting retinopathy, but possibly allowing for a full reversal of the patient’s disease.

About Surrozen

Surrozen is a biotechnology company developing tissue-specific antibodies to selectively modulate the Wnt pathway, with a current focus on ophthalmology. Its proprietary technologies aim to harness the body’s biological repair mechanisms to treat severe diseases. For more information, visit www.surrozen.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “will,” “plan,” “intend,” “potential,” “expect,” “could,” or the negative of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Surrozen’s discovery, research and development activities, in particular its development plans for its product candidates (including anticipated clinical development plans and timelines, the availability of data, the potential for such product candidates to be used to treat human disease or address unmet needs in serious eye diseases, as well as the potential benefits and potential differentiation from existing therapies of such product candidates), expectations regarding timing of an IND application and commencement of clinical studies for SZN-8141, triggering the funding of the second private placement tranche, expectations of the second private placement trance to fund operations through efficacy, safety and tolerability studies for SZN-8141 and SZN-8143, and the Company’s partnership with Boehringer Ingelheim. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Surrozen and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Surrozen. These forward-looking statements are subject to a number of risks and uncertainties, including the initiation, cost, timing, progress and results of research and development activities, preclinical and clinical trials with respect to its product candidates and potential future drug candidates; the Company’s ability to fund its preclinical and clinical trials and development efforts, whether with existing funds or through additional fundraising; Surrozen’s ability to identify, develop and commercialize drug candidates; Surrozen’s ability to successfully complete preclinical and clinical studies for its product candidates; the effects that arise from volatility in global economic, political, regulatory and market conditions; and all other factors discussed in Surrozen’s Annual Report on Form 10-K for the year ended December

31, 2024 filed, and Surrozen’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 to be filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors,” and other documents Surrozen has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Surrozen presently does not know, or that Surrozen currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Surrozen’s expectations, plans, or forecasts of future events and views as of the date of this press release. Surrozen anticipates that subsequent events and developments will cause its assessments to change. However, while Surrozen may elect to update these forward-looking statements at some point in the future, Surrozen specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Surrozen’s assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor/Media Contact:
Email: Investorinfo@surrozen.com

SURROZEN, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Research service revenue – related party	$983	$—
Operating expenses:
Research and development	6,558	5,247
General and administrative	3,976	3,883
Total operating expenses	10,534	9,130
Loss from operations	(9,551)	(9,130)
Interest income	296	385
Loss on amendment and cancellation of warrants	(2,073)	—
Loss on execution of the 2025 PIPE	(71,084)	—
Gain on change in fair value of tranche liability	16,340	—
Gain on settlement of tranche liability	1,117	—
Other income (expense), net	37,985	(85)
Net loss	$(26,970)	$(8,830)

Net loss per share attributable to common stockholders, basic and diluted	$(7.43)	$(4.24)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	3,628	2,083

SURROZEN, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2025	2024(1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$101,645	$34,565
Accounts receivable	2,130	2,039
Accounts receivable – related party	502	502
Prepaid expenses and other current assets	1,734	1,826
Total current assets	106,011	38,932

Property and equipment, net	295	562
Operating lease right-of-use assets	7,350	7,801
Restricted cash	688	688
Warrant asset	384	153
Other assets	101	331
Total assets	$114,829	$48,467

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$302	$306
Accrued and other liabilities	9,090	5,180
Lease liabilities, current portion	1,190	1,829
Total current liabilities	10,582	7,315

Lease liabilities, noncurrent portion	6,778	6,640
Tranche liability	42,423	—
Warrant liabilities	49,372	55,892
Total liabilities	109,155	69,847
Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	1	—
Additional paid-in-capital	317,902	263,879
Accumulated deficit	(312,229)	(285,259)
Total stockholders’ equity (deficit)	5,674	(21,380)
Total liabilities and stockholders’ equity (deficit)	$114,829	$48,467

(1) Derived from the audited consolidated financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.